NEWS RELEASE

FOR RELEASE: IMMEDIATE RELEASE

CONTACT:  Frank C. Marchisello, Jr.
           (336) 834-6834

                   TANGER REPORTS SECOND QUARTER 2004 RESULTS
          42.0% Increase in Total FFO, 14.6% Increase in FFO per Share

Greensboro, NC, July 27, 2004, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported net income available to common shareholders for the second quarter of 2004 was $3.7 million, or $0.28 per share, as compared to net income available to common shareholders of $1.9 million, or $0.20 per share for the second quarter of 2003. For the six months ended June 30, 2004, net income was $4.8 million, or $0.35 per share, compared to $3.7 million, or $0.38 per share for the first six months of 2003. Comparative net income amounts were impacted by the allocation of income to Tanger's consolidated joint venture partner in 2004 as required under the Company's current accounting policies, $1.2 million in land parcel gains during the second quarter of 2004 and a $2.2 million increase in discontinued operations associated with the sale of properties during the second quarters of 2004 and 2003.

For the three months ended June 30, 2004, funds from operations ("FFO"), a widely accepted measure of REIT performance, was $15.6 million, or $0.94 per share, as compared to FFO of $11.0 million, or $0.82 per share, for the three months ended June 30, 2003, representing a 42.0% increase in total FFO and a 14.6% increase in FFO per share. For the six months ended June 30, 2004, FFO was $29.5 million, or $1.78 per share, as compared to FFO of $21.3 million, or $1.60 per share, for the six months ended June 30, 2003, representing a 38.7% increase in total FFO and an 11.3% increase in FFO per share. Tanger's FFO for the three months and six months ended June 30, 2004 included $1.2 million in gains on the sale of land parcels, which are included in other income. These land parcel gains represent $0.06 per share for the three months and six months ended June 30, 2004, compared to no land parcel gains in the prior year periods. Excluding these gains, which are a component of our strategic plan, but unpredictable in their occurrence, FFO for the second quarter and six months ended June 30, 2004 would have been $0.88 and $1.72 per share respectively, resulting in a 7.3% increase in FFO per share for the second quarter and a 7.5% increase in FFO per share for the six months.

Net income and FFO per share amounts above are on a diluted basis. A reconciliation of net income to FFO is presented on the supplemental information page of this press release.

                            Second Quarter Highlights

o Comparative sales increased 5.0% to $309 per square foot in reported same-space tenant sales for the rolling twelve months ended June 30, 2004 compared to $294 per square foot for the twelve months ended June 30, 2003
o    95% period-end portfolio occupancy rate
o 43.5% debt-to-total market capitalization ratio, 3.46 times interest coverage ratio compared to 2.54 times last year

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o    General and  administrative  expenses  as a  percentage  of total  revenues decreased from 8.5% to 6.6%
o    79,000  square feet of expansion  space  completed in Myrtle  Beach,  South
     Carolina
o Year to date 1,040,785 square feet, or 58.1% of the square feet scheduled to expire during 2004 has been renewed with the existing tenants at an average increase in base rental rates of 7.5%
o Generated $6.5 million in net proceeds in conjunction with the sale of two non-core properties
o Generated $2.5 million in net proceeds in conjunction with the sale of three land parcels

Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, commented, "Our second quarter results exceeded plan, as comparative tenant sales were impressive across our entire portfolio. Our leasing activity continues to be very encouraging as many of our tenants are increasing their presence in Tanger centers by opening additional new stores. This should give us the opportunity to increase occupancies across our portfolio during the second half of the year. In addition, tenant renewals continued to be very strong during the second quarter and we plan to complete the vast majority of the remaining renewals by the end of the year."

                           Portfolio Operating Results

During the second quarter of 2004, Tanger executed 110 leases, totaling 436,107 square feet. Lease renewals for the second quarter of 2004 accounted for 284,953 square feet and generated a 6.5% increase in average base rental rates on a cash basis. For the first six months of 2004, 1,040,785 square feet of renewals generated a 7.5% increase in average base rental rates, and represented 58.1% of the 1,790,000 square feet originally scheduled to expire during 2004. The average initial base rent for new stores opened during the first six months of 2004 was $17.81, which was 11.0% above the average base rent for stores that closed during the same period.

Reported same-space sales per square foot for the rolling twelve months ended June 30, 2004 was $309 per square foot. This represents a 5.0% increase compared to the rolling twelve months ended June 30, 2003. For the second quarter of 2004, same-space sales increased by 3.0%, as compared to the same period in 2003. Same-space sales is defined as the weighted average sales per square foot reported in space open for the full duration of the comparative periods.

                         Investment and Other Activities

Tanger has completed the construction of a 79,000 square foot third phase at its center located on Highway 17 North in Myrtle Beach, SC. This center, which was developed and is managed and leased by the Company, is owned through a joint venture of which the Company owns a 50% interest. The company held a grand opening celebration for the expansion during the weekend of July 4, 2004. Stores included in the third and final phase include Banana Republic, GAP, Calvin Klein, Ann Taylor, Puma, Guess and Jones, NY and others. The Company's two Myrtle Beach centers combined now total approximately 830,000 square feet.

Tanger has also started the early development and leasing of a site located at Exit 41 on Interstate 79 south of Pittsburgh, Pennsylvania and a site located in Deer Park, New York on Commack Road approximately 5 miles south of Exit 52 on the Long Island Expressway. The Company currently expects the Pittsburgh site to be 420,000 square feet at total build out with the initial phase scheduled for delivery in early 2006 and the Deer Park site to be 790,000 square feet at total

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

build out with the initial phase scheduled for delivery in late 2006 or early 2007. Tanger has also recently announced a new site in Charleston, South Carolina located at the southwest quadrant of Interstate 26 and Interstate 526 and a site in Wisconsin Dells, Wisconsin located at Exit 92 on Interstate 94 and Route 12. The Company currently expects the Charleston site to be 370,000 square feet and the Wisconsin site to be 300,000 square feet. Tanger currently expects both of these projects to be delivered in 2006.

                 Financing Activities and Balance Sheet Summary

As of June 30, 2004, Tanger had a total market capitalization of approximately $1.2 billion, with $503.0 million of debt outstanding (excluding a debt premium of $10.6 million), equating to a 43.5% debt-to-total market capitalization ratio. This represents a 49.6% increase in total market capitalization since June 30, 2003. As of June 30, 2004, $449.5 million, or 89.4% of Tanger's total debt, was at fixed interest rates and the Company did not have any amounts borrowed on its unsecured lines of credit. During the second quarter Tanger reduced its total debt outstanding by $6.8 million and continued to improve its interest coverage ratio, which was 3.46 times for the second quarter of 2004, as compared to 2.54 times interest coverage in the same period last year.

Subsequent to the end of the second quarter of 2004, Tanger was successful in obtaining a commitment for an additional $25 million unsecured line of credit from Citicorp North America, Inc., a subsidiary of Citigroup; bringing the total committed unsecured lines of credit to $125 million. In addition, the Company has obtained commitments to extend the maturity dates on all of its lines of credit until June of 2007.

                           2004 FFO Per Share Guidance

Based on current market conditions, the strength and stability of its core portfolio and the Company's development, acquisition and disposition strategy, Tanger currently believes its net income available to common shareholders for 2004 will be between $0.70 and $0.74 per share and its FFO for 2004 will be between $3.76 and $3.80 per share, representing an increase in FFO over the prior year of approximately 9% to 10%. The following table provides the reconciliation of estimated diluted FFO per share to estimated diluted net income available to common shareholders per share:

For the twelve months ended December 31, 2004


                                                         Low Range    High Range
Estimated diluted FFO per share                           $ 3.76        $ 3.80
Minority interest, depreciation and amortization uniquely
    significant to real estate including minority interest
    share, gain or loss on sale of real estate assets,
    and our share of joint ventures                        (3.06)        (3.06)
Estimated diluted net income available to
    common shareholders per share                         $ 0.70        $ 0.74

Tanger currently believes it will earn 30% of its net income and 25% of its FFO in the third quarter and 44% of its net income and 28% of its FFO in the fourth quarter.

                         Second Quarter Conference Call

Tanger will host a conference call to discuss its second quarter results for analysts, investors and other interested parties on Wednesday, July 28, 2004,

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

at 10:00 A.M. eastern time. To access the conference call, listeners should dial 1-877-277-5113 and request to be connected to the Tanger Factory Outlet Centers Second Quarter Financial Results call. Alternatively, the call will be web cast by CCBN and can be accessed at the "Tanger News" section of Tanger Factory Outlet Centers, Inc.'s web site at www.tangeroutlet.com.

A telephone replay of the call will be available from July 28, 2004 starting at 12:00 P.M. Eastern Time through 11:59 P.M., July 30, 2004, by dialing 1-800-642-1687 (conference ID # 8771519). Additionally, an online archive of the broadcast will also be available through July 30, 2004.

                       About Tanger Factory Outlet Centers

Tanger Factory Outlet Centers, Inc. (NYSE: SKT), a fully integrated, self-administered and self-managed publicly traded REIT, presently has ownership interests in or management responsibilities for 38 centers in 23 states coast to coast, totaling approximately 9.3 million square feet of gross leasable area. Tanger is filing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the quarter ended June 30, 2004. For more information on Tanger Outlet Centers, visit our web site at www.tangeroutlet.com.

     Estimates of future net income per share and FFO per share are by definition, and certain other matters discussed in this press release regarding our re-merchandising strategy, the renewal and re-tenanting of space, tenant sales and sales trends, interest rates, fund from operations, the development of new centers, the opening of ongoing expansions, coverage of the current dividend and the impact of sales of land parcels may be, forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the availability and cost of capital, our ability to lease our properties, our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

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

                                       TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (In thousands, except per share data)

                                                                                  Three Months Ended            Six Months Ended
                                                                                       June 30,                     June 30,
                                                                                  2004          2003           2004         2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    (unaudited)                   (unaudited)
REVENUES
  Base rentals (a)                                                            $ 32,440      $ 19,306         $ 64,277     $ 38,361
  Percentage rentals                                                               957           549            1,670          944
  Expense reimbursements                                                        13,173         8,226           25,189       16,435
  Other income (b)                                                               2,395           791            3,253        1,450
-----------------------------------------------------------------------------------------------------------------------------------
       Total revenues                                                           48,965        28,872           94,389       57,190
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                                            14,926         9,749           28,514       19,314
  General and administrative                                                     3,254         2,451            6,413        4,881
  Depreciation and amortization                                                 13,117         6,880           25,429       13,936
-----------------------------------------------------------------------------------------------------------------------------------
       Total expenses                                                           31,297        19,080           60,356       38,131
-----------------------------------------------------------------------------------------------------------------------------------
Operating income                                                                17,668         9,792           34,033       19,059
  Interest expense                                                               8,900         6,556           17,764       13,279
-----------------------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint ventures,
   minority interest and discontinued operations                                 8,768         3,236           16,269        5,780
Equity in earnings of unconsolidated joint ventures (c)                            275           279              440          372
Minority interest
  Consolidated joint venture                                                    (6,619)            -          (13,212)           -
  Operating partnership                                                           (445)         (757)            (644)      (1,306)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                                1,979         2,758            2,853        4,846
Discontinued operations, net of minority interest (d)                            1,766          (451)           1,904         (348)
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                       3,745         2,307            4,757        4,498
Less applicable preferred share dividends                                            -          (363)               -         (806)
-----------------------------------------------------------------------------------------------------------------------------------
Net income available to common shareholders                                    $ 3,745       $ 1,944          $ 4,757      $ 3,692
-----------------------------------------------------------------------------------------------------------------------------------
Basic earnings per common share:
  Income from continuing operations                                             $ 0.15        $ 0.25           $ 0.21       $ 0.43
  Net income                                                                    $ 0.28        $ 0.20           $ 0.35       $ 0.39
-----------------------------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
  Income from continuing operations                                             $ 0.15        $ 0.24           $ 0.21       $ 0.42
  Net income                                                                    $ 0.28        $ 0.20           $ 0.35       $ 0.38
-----------------------------------------------------------------------------------------------------------------------------------

Funds from operations (FFO)                                                   $ 15,606      $ 10,989         $ 29,499     $ 21,267
FFO per common share - diluted                                                  $ 0.94        $ 0.82           $ 1.78       $ 1.60
-----------------------------------------------------------------------------------------------------------------------------------
Summary of discontinued operations (d)
  Operating income (loss) from discontinued operations                            $ 79         $ 142            $ 248        $ 274
  Gain (loss) on sale of real estate                                             2,084          (735)           2,084         (735)
-----------------------------------------------------------------------------------------------------------------------------------
  Income (loss) from discontinued operations                                     2,163          (593)           2,332         (461)
  Minority interest in discontinued operations                                     397          (142)             428         (113)
-----------------------------------------------------------------------------------------------------------------------------------
Discontinued operations, net of minority interest                              $ 1,766        $ (451)         $ 1,904       $ (348)
-----------------------------------------------------------------------------------------------------------------------------------

(a) Includes straight-line rent and market rent adjustments of $447 and $(57) for the three months ended and $593 and $(117) for the six months ended June 30, 2004 and 2003, respectively.

(b) Includes gains on sales of three outparcels of land of $1,219 for the three and six months ended June 30, 2004.

(c) Includes Myrtle Beach, South Carolina Hwy 17 property which is operated by us through a 50% ownership joint venture.

(d) In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets," the results of operations for properties disposed of during the year have been reported above as discontinued operations for both the current and prior periods presented.


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

                                   TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                                               CONSOLIDATED BALANCE SHEETS
                                            (In thousands, except share data)

                                                                                               June 30,        December 31,
                                                                                                 2004              2003
---------------------------------------------------------------------------------------------------------------------------
                                                                                                       (unaudited)
ASSETS
  Rental property
    Land                                                                                         $ 115,541       $ 119,833
    Buildings, improvements and fixtures                                                           965,394         958,720
---------------------------------------------------------------------------------------------------------------------------
                                                                                                 1,080,935       1,078,553
    Accumulated depreciation                                                                      (209,359)       (192,698)
---------------------------------------------------------------------------------------------------------------------------
    Rental property, net                                                                           871,576         885,855
  Cash and cash equivalents                                                                          8,694           9,836
  Deferred charges, net                                                                             64,747          68,568
  Other assets                                                                                      26,963          23,178
---------------------------------------------------------------------------------------------------------------------------
      Total assets                                                                               $ 971,980       $ 987,437
---------------------------------------------------------------------------------------------------------------------------

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Liabilities
  Long-term debt
    Senior, unsecured notes                                                                      $ 147,509       $ 147,509
    Mortgages payable (including a premium of $10,608 and $11,852 respectively)                    366,065         370,160
    Lines of credit                                                                                      -          22,650
---------------------------------------------------------------------------------------------------------------------------
                                                                                                   513,574         540,319
  Construction trade payables                                                                        6,300           4,345
  Accounts payable and accrued expenses                                                             18,579          18,025
---------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                            538,453         562,689
---------------------------------------------------------------------------------------------------------------------------
Commitments
Minority interest
  Consolidated joint venture                                                                       220,225         218,148
  Operating partnership                                                                             38,731          39,182
---------------------------------------------------------------------------------------------------------------------------
      Total minority interests                                                                     258,956         257,330
---------------------------------------------------------------------------------------------------------------------------
Shareholders' equity
  Common shares, $.01 par value, 50,000,000 shares authorized,
      13,671,770 and 12,960,643 shares issued and outstanding
      at June 30, 2004 and December 31, 2003                                                           137             130
  Paid in capital                                                                                  272,459         250,070
  Distributions in excess of net income                                                            (94,603)        (82,737)
  Deferred compensation                                                                             (3,406)              -
  Accumulated other comprehensive loss                                                                 (16)            (45)
---------------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                                   174,571         167,418
---------------------------------------------------------------------------------------------------------------------------
        Total liabilities, minority interest and shareholders' equity                            $ 971,980       $ 987,437
---------------------------------------------------------------------------------------------------------------------------


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

                                    TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                                                SUPPLEMENTAL INFORMATION
                               (In thousands, except per share, state and center information)

                                                                        Three Months Ended           Six Months Ended
                                                                             June 30,                     June 30,
                                                                          2004        2003           2004         2003
-----------------------------------------------------------------------------------------------------------------------
Funds From Operations:
  Net income                                                           $ 3,745     $ 2,307        $ 4,757      $ 4,498
  Adjusted for:
    Minority interest in operating partnership                             445         757            644        1,306
    Minority interest adjustment - consolidated joint venture             (329)          -           (296)           -
    Minority interest, depreciation and amortization
      attributable to discontinued operations                              463         118            558          418
    Depreciation and amortization uniquely significant to
      real estate - consolidated                                        13,062       6,806         25,316       13,790
    Depreciation and amortization uniquely significant to
      real estate - unconsolidated joint venture                           304         266            604          520
    (Gain)/loss on sale of real estate                                  (2,084)        735         (2,084)         735
-----------------------------------------------------------------------------------------------------------------------
      Funds from operations                                           $ 15,606    $ 10,989       $ 29,499     $ 21,267
-----------------------------------------------------------------------------------------------------------------------
      Funds from operations per share - diluted                         $ 0.94      $ 0.82         $ 1.78       $ 1.60
-----------------------------------------------------------------------------------------------------------------------



WEIGHTED AVERAGE SHARES
  Basic weighted average common shares                                  13,504       9,590         13,420        9,387
  Effect of outstanding share and unit options                              84         219            116          228
  Effect of unvested restricted share awards                                 6           -              5            -
-----------------------------------------------------------------------------------------------------------------------
  Diluted weighted average common shares (for
    earnings per share computations)                                    13,594       9,809         13,541        9,615
  Convertible preferred shares (a)                                           -         590              -          656
  Convertible operating partnership units (a)                            3,033       3,033          3,033        3,033
-----------------------------------------------------------------------------------------------------------------------
  Diluted weighted average common shares (for
    funds from operations per share computations)                       16,627      13,432         16,574       13,304
-----------------------------------------------------------------------------------------------------------------------

OTHER INFORMATION
Gross leasable area open at end of period -
  Wholly owned                                                           5,240       5,449          5,240        5,449
  Partially owned - consolidated (b)                                     3,273           -          3,273            -
  Partially owned - unconsolidated (c)                                     374         309            374          309
  Managed                                                                  434         457            434          457
-----------------------------------------------------------------------------------------------------------------------
Total gross leasable area open at end of period                          9,321       6,215          9,321        6,215

Outlet centers in operation -
  Wholly owned                                                              24          27             24           27
  Partially owned - consolidated (b)                                         9           -              9            -
  Partially owned - unconsolidated (c)                                       1           1              1            1
  Managed                                                                    4           5              4            5
-----------------------------------------------------------------------------------------------------------------------
Total outlet centers in operation                                           38          33             38           33

States operated in at end of period (b) (c)                                 23          20             23           20
Occupancy percentage at end of period (b) (c)                              95%         96%            95%          96%

-----------------------------------------------------------------------------------------------------------------------

(a) The convertible preferred shares and operating partnership units (minority interest) are not dilutive on earnings per share computed in accordance with generally accepted accounting principles.

(b) Includes the Charter Oak portfolio which is operated by us through a 33% ownership joint venture. However, these properties are consolidated for financial reporting under FIN 46.

(c) Includes Myrtle Beach, South Carolina Hwy 17 property which is operated by us through a 50% ownership joint venture.


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